SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Mercantile Bankshares Corporation
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             (Exact name of registrant as specified in its charter)

             Maryland                                          52-0898572
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(State of incorporation or organization)                     (IRS Employer
                                                             Identification
                                                             No.)

            Two Hopkins Plaza
            P.O. Box 1477
            Baltimore, MD                                         21203
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(Address of principal executive offices)                       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


Securities to be registered pursuant to Section 12(g) of the Act:

                              Stock Purchase Rights
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be
         Registered.

            On June 8, 1999, the Board of Directors of Mercantile Bankshares Corporation, a Maryland corporation (the "Company"), declared a dividend payable on September 29, 1999 of one right (a "Right") for each outstanding share of common stock, par value $2.00 per share, of the Company held of record at the close of business on September 29, 1999, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of June 8, 1999 (the "Rights Agreement"), between the Company and Mercantile-Safe Deposit and Trust Company, as Rights Agent.

            The description of the Rights contained in the Company's Current Report on Form 8-K dated June 11, 1999 is hereby incorporated by reference herein.

            The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the Articles Supplementary with respect to the Class A Preferred Stock) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated June 11, 1999 is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 2.  Exhibits.

Exhibit No.         Description
-----------         -----------

      (1)           Rights Agreement.

      (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

      (3) Articles Supplementary with respect to the Class A Preferred Stock, included in
                    Exhibit B to the Rights Agreement.







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



                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MERCANTILE BANKSHARES CORPORATION



                                       By  /s/ H. Furlong Baldwin
                                         -------------------------------------
                                         Name:  H. Furlong Baldwin
                                         Title: Chairman, President and
                                                Chief Executive Officer

Date: June 11, 1999










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